Exhibit 10.19

THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO OR THERETO UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DR. TATTOFF, LLC THAT SUCH REGISTRATION IS NOT REQUIRED.

Certificate No. PN-[__]	Issue Date: July 20, 2007
Principal Amount $75,000

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, DrTattoff, LLC, a California limited liability company, located at 8500 Wilshire Blvd, Beverly Hills CA 90211 (hereinafter called “Borrower”), hereby promises to pay to Ian Kirby, located at 560 N. Kings Road #3, West Hollywood, CA 90048 (the “Holder”), without demand, the sum of Seventy Five Thousand Dollars ($75,000), plus all accrued and unpaid interest, on the earlier of (i) the date which is 180 days following Issue Date, or (ii) the date which is two (2) days after the effective date of the Merger (as defined below) (the “Maturity Date”), unless the Holder elects to convert this Note as set forth in Article II.

ARTICLE I

GENERAL PROVISIONS

1.1 Interest Rate. Interest on the outstanding principal balance of this Note shall accrue, beginning from the date hereof, at a rate of 10% per annum, compounded quarterly. Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable on the Maturity Date, upon earlier prepayment of this Note or in the form of shares of New Securities or Conversion Shares (each as defined below), upon conversion of this Note as set forth in Section 1.2 below.

1.2 Conversion Privileges. The Note shall be payable in full on the Maturity Date, unless previously converted into New Securities or Conversion Shares, in accordance with Article II hereof.

1.3 Prepayment. This Note shall not be subject to any prepayment penalty in the event the Company determines in its sole discretion to prepay all or any portion of this Note.

1.4 In no event shall the Borrower be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, Holder shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If Holder ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Borrower. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into New Securities or Conversion Shares as set forth below.

2.1. Borrower's Proposed Merger. The Borrower intends to merge itself with and into Lifesciences Opportunities, Inc., a Delaware corporation (the "Merger"). The rights provided in this Article II shall not be exercisable unless and until completion of the Merger. For purposes of this Article II, the term Borrower shall refer to the surviving entity after completion of the Merger.

2.2 Conversion into the Borrower’s New Securities.

(a) Conversion Right. Provided that the Merger is consummated, upon written notice to the Borrower, the Holder may, at its sole option, at the effective date of the Merger (as defined below), or at any time thereafter until the principal balance of this Note, together with all accrued and unpaid interest, is paid in full, convert the entire outstanding principal hereunder and all accrued and unpaid interest thereon into such number of shares of fully paid and non-assessable equity securities issued by the Borrower to its members in connection with the conversion of their Membership Interests in the Company pursuant to the Merger (the “New Securities”), that is equal to the quotient of (A) the outstanding principal hereunder plus all accrued and unpaid interest thereon divided by (B) the Conversion Price (as defined below). In addition, in connection with such conversion, the Holder shall receive rights as a purchaser and holder of New Securities (including, without limitation, customary registration rights) no less favorable in the aggregate and in any single instance than those granted to any other purchaser of New Securities. The Borrower agrees that it has no right to prevent the Holder from effecting such conversion without the Holder’s consent, whether by attempting to prepay this Note (whether or not there shall have been a default hereunder) or otherwise. The “Conversion Price” shall (i) if the New Securities are common stock, par value $0.001 per share (the “Common Stock”), be equal to the Common Stock Equivalent Price (as defined below) or (ii) if the New Securities are convertible capital stock, the Conversion Price shall be an amount equal to the Common Stock Equivalent Price multiplied by the number of shares of Common Stock into which one share of such convertible capital stock is convertible. The “Common Stock Equivalent Price” shall initially be the closing offering price in the Next Financing and shall be adjusted as set forth in Section 2.2(d) below.

(b) Fractional Shares. Upon the conversion of this Note, fractional shares representing New Securities shall be issued only if fractional shares are issuable in connection with the Next Financing to investors generally. If no fractional shares are so issuable, then with respect to any fraction of a share called for upon the conversion of this Note or any portion hereof, a cash amount equal to such fraction shall be paid to the Holder.

(c) Conversion Mechanics.

(i) Notice of Merger. The Borrower shall notify the Holder in writing not less than 5 business days prior to the expected effective date of the Merger (the “Effective Date”). Such notice shall include all of the material terms of the Merger and shall include, as promptly as such documents are available, then-current drafts of the transaction documents for the Merger. Following such notice, the Borrower shall provide the Holder with any transaction documents or revised drafts thereof at the same time that such transaction documents or drafts are made generally available to Members of the Company in connection with the Merger.

(ii) Conversion Notice. The right of conversion shall be exercised by the Holder by delivering to the Borrower, no later than the business day prior to the date of which this Note, including all accrued and unpaid interest thereon, is paid in full, a conversion notice substantially in the form attached hereto as Exhibit A (the “Conversion Notice”), appropriately completed and duly signed, and by surrender not later than five (5) business days thereafter of this Note (or if the original Note has been lost or destroyed, an affidavit of Holder in customary form certifying as to such loss or destruction). Promptly after the receipt of the Conversion Notice and the original Note (or if the original Note has been lost or destroyed, an affidavit of Holder in customary form certifying as to such loss or destruction), the Borrower shall issue and deliver, or cause to be delivered, to the Holder, a certificate or certificates for the number of shares of New Securities issuable to such Holder in accordance with Section 2.2(a). Such conversion shall be deemed to have been effected as of the date of consummation of surrender of the Original Note, or affidavit, as the case may be (the “Conversion Date”), and the person or persons entitled to receive the shares of New Securities issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares as of the close of business on the Conversion Date.

(d)  The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.2(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i) Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(ii) Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(iii) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Common Stock Equivalent Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(e) Whenever any action is taken pursuant to Section 2.2(d) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

2.3 Most Favored Nations Conversion Right.

(a) At any time after the Effective Date until this Note, including all accrued and unpaid interest hereon, is paid in full, if the Borrower completes an offering of equity securities, then, on the date of the consummation by the Borrower of such offering of the Borrower’s equity securities (which for purposes of this Section 2.3 includes any securities convertible into or exercisable for any of the Borrower’s capital stock, but does not include any Exempt Securities, as defined below), this Note and all accrued and unpaid interest thereon shall be convertible, in whole or in part and at the option of the Holder, into a number of shares of such equity securities equal to the quotient obtained by dividing (i) the principal amount of this Note being converted by the Holder (together with all accrued and unpaid interest thereon), by (ii) the price per security at which such equity securities are sold to other investors in such offering. The Borrower shall notify the Holder of the proposed closing date of any such offering no less than 3 business days, but no more than 5 business days, prior to such date.

(b) In the event that the Holder elects to convert all or a portion of the Note pursuant to Section 2.3(a), the Holder shall surrender the Note to the Company, along with a written notice to the Company, in the manner specified in Section 2.1(c)(ii) hereof, at least 1 day prior to the date on which conversion is sought to become effective (the “MFN Conversion Date”) that such Holder elects to convert the Note or a specified portion thereof on the MFNConversion Date, and such notice shall specify the names (and addresses) in which certificates for Conversion Shares (as defined below) are to be issued.

(c) If the Note is surrendered for conversion pursuant to Section 2.3(b), then promptly after the MFN Conversion Date, the Borrower shall deliver or cause to be delivered to the Holder certificates representing the number of fully paid and non-assessable shares of the applicable equity securities (the “Conversion Shares”), into which the Note may be converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the MFN Conversion Date, so that the rights of the Holder as a holder of the Note shall cease with respect to the Note at such time (including, without limitation, the right to receive the principal amounts of the Note other than in the form of Conversion Shares), interest shall cease to accrue hereon and the person or persons entitled to receive the Conversion Shares deliverable upon conversion of the Note shall be treated for all purposes as having become the record holders of such Conversion Shares at such time. If this Note shall have been converted in part, the Borrower shall, at the time of delivery of the certificate or certificates representing Conversion Shares, deliver to the Holder a new Note evidencing the rights of the Holder with respect to the remaining principal amount (and all accrued and unpaid interest thereon), which new Note shall in all other respects be identical with this Note, or at the request of the Holder, appropriate notation may be made on this Note and the same returned to the Holder.

(d) “Exempt Securities” means any shares of Common Stock issued by the Borrower after the date of issuance of this Note that are: (i) shares issued or issuable upon the exercise of any warrants or options outstanding as of the original date of the issuance of this Note (including any warrants issued in connection with the issuance of the Promissory Notes); (ii) shares of Common Stock or common stock equivalents issued in connection with a bona-fide strategic transaction, partnership, joint venture or acquisition or (iii) shares of Common Stock issued in connection with any stock-based compensation plans of the Borrower, or any issuance of Common Stock, stock awards or options under, or the exercise of options granted pursuant to, any Board approved employee stock option or similar plan for the issuance of options or capital stock of the Borrower.

ARTICLE III

EVENT OF DEFAULT

3.1 Event of Default. The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

(a) Failure to Pay Principal or Interest. The Borrower fails to pay principal, interest or other sum due under this Note when due and such failure continues for a period of five (5) business days after the due date.

(b) Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement dated as of the date hereof by and between the Borrower and the Holder (the "Subscription Agreement") or this Note in any material respect and such breach, if capable of cure, continues for a period of thirty (30) days after written notice to the Borrower from the Holder.

(c) Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

(d) Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

(e) Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

(f) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

(g) Failure to Deliver. Borrower’s failure to timely deliver New Securities or Conversion Shares to the Holder pursuant to and in the form required by this Note.

3.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in Section 3.1(f), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Borrower, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable. In addition, if an Event of Default shall have occurred and be continuing, the Holder may exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note or applicable law and institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets and property of the Borrower, and in connection with any such action or proceeding shall be entitled to receive from the Borrower, payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' and experts' fees and expenses. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be the addresses set forth in the Subscription Agreement.

4.3 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. This Note may not be assigned by the Holder without the prior written consent of the Company, except to an Affiliate of Holder that is an “accredited investor” as such term is defined in Regulation D under the 1933 Act.

4.4 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof its reasonable costs of collection, including reasonable attorneys’ fees.

4.5 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Borrower agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

4.6 Payment Not Subject to Set-Off. The Borrower acknowledges that it has no and will not be permitted to assert any right of set-off or counterclaim with respect to its obligation to pay the principal and interest as of the Maturity Date as set forth herein and hereby waives any and all defenses it may have in the future with respect to such payment, except to the extent that (a) this Note is converted in accordance with Article II prior to the Maturity Date, (b) Borrower’s defense is that Borrower has paid all principal and interest hereon in accordance with the terms hereof or (c) the Holder has expressly waived its right to such payment in a writing signed by Holder.

4.7 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state or federal courts of located in the state of California. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

4.8 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the New Securities and/or Conversion Shares to be received by Holder after delivery by the Holder of a Conversion Notice and effectiveness of conversion in accordance with this Note.

4.9 Waiver of Presentment. The Borrower expressly waives presentment, protest, demand, notice of dishonor, presentment for the purpose of accelerating maturity, and diligence in collection.

[Signature page follows.]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 24th day of July, 2007.

DRTATTOFF, LLC

By:	/s/ James Morel
Name:	James Morel
Title:	CEO

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert the Note.)

The undersigned hereby irrevocably elects to convert the Convertible Promissory Note (the “Note”) of DrTattoff, LLC, a California limited liability company (the “Company”), held by the undersigned into shares of [New Securities in connection with the Next Financing][Conversion Shares], according to the terms and conditions of the Note and the conditions hereof. The undersigned hereby requests that certificates for the shares of New Securities or Conversion Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned as indicated below. A copy of the Note being converted is attached hereto (and the original Note shall be transmitted to the Corporation pursuant to the terms thereof). All capitalized terms used in this Conversion Notice, but not otherwise defined herein shall have the meanings assigned in the Note. Execution and delivery of this Conversion Notice by facsimile shall be valid an binding for all purposes and shall be effective upon such facsimile transmission.

Date of Notice

Conversion Information:[NAME OF HOLDER]

Address of Holder:

Name of Holder

By:
Name:
Title:

Note: Subject to the terms and conditions of the Note, conversion shall be effected upon consummation of the applicable financing and the New Securities or Conversion Shares shall be delivered to Holder only after receipt by the Company of the original Note or an affidavit of loss in customary form.